EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since those reported in Amendment No. 4 to this Schedule 13D filed by the Reporting Persons on February 2, 2015.  Such transactions involved the sale of shares on the NASDAQ Global Market.  The prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
2/2/2015	Sale	$ 14.8492	1	13233
2/3/2015	Sale	$ 14.9014	2	35694
2/4/2015	Sale	$ 14.9620	3	17623
2/5/2015	Sale	$ 15.0285	4	13154
2/6/2015	Sale	$ 15.0088	5	14421
2/9/2015	Sale	$ 14.8379	6	14915
2/10/2015	Sale	$ 14.8316	7	12446
2/11/2015	Sale	$ 14.8639	8	20214
2/12/2015	Sale	$ 14.8608	9	17450
2/13/2015	Sale	$ 14.9840	10	13927
2/17/2015	Sale	$ 14.9629	11	9213
2/18/2015	Sale	$ 14.9304	12	14539
2/19/2015	Sale	$ 14.8980	13	21495
2/20/2015	Sale	$ 14.8262	14	22400
2/23/2015	Sale	$ 14.8324	15	18000
2/24/2015	Sale	$ 14.9496	16	49520
2/25/2015	Sale	$ 15.0948	17	32848

1 This transaction was executed in multiple trades at prices ranging from $14.80 – 14.95.
2 This transaction was executed in multiple trades at prices ranging from $14.85 – 15.00.
3 This transaction was executed in multiple trades at prices ranging from $14.90 – 15.04.
4 This transaction was executed in multiple trades at prices ranging from $15.00 – 15.07.
5 This transaction was executed in multiple trades at prices ranging from $15.00 – 15.04.
6 This transaction was executed in multiple trades at prices ranging from $14.75 – 14.92.
7 This transaction was executed in multiple trades at prices ranging from $14.75 – 14.93.
8 This transaction was executed in multiple trades at prices ranging from $14.83 – 14.95.
9 This transaction was executed in multiple trades at prices ranging from $14.85 – 14.90.
10 This transaction was executed in multiple trades at prices ranging from $14.93 – 15.025.
11 This transaction was executed in multiple trades at prices ranging from $14.87 – 15.01.
12 This transaction was executed in multiple trades at prices ranging from $14.90 – 14.97.
13 This transaction was executed in multiple trades at prices ranging from $14.83 – 14.995.
14 This transaction was executed in multiple trades at prices ranging from $14.80 – 14.90.
15 This transaction was executed in multiple trades at prices ranging from $14.74 – 14.93.
16 This transaction was executed in multiple trades at prices ranging from $14.85 – 15.035.
17 This transaction was executed in multiple trades at prices ranging from $15.03 – 15.335.